                                                                   EXHIBIT 99.1

FOR IMMEDIATE RELEASE                             CONTACT:         LES VAN DYKE
                                                   DIRECTOR, INVESTOR RELATIONS
                                                                 (281) 492-5370

                    DIAMOND OFFSHORE DRILLING, INC. ANNOUNCES
                           SECOND QUARTER 2005 RESULTS

Houston, Texas, July 27, 2005 -- Diamond Offshore Drilling, Inc. (NYSE:DO) today reported net income of $41.3 million, or $0.31 per share on a diluted basis for the second quarter of 2005, compared to a net loss of $10.5 million, or $0.08 per share on a diluted basis, in the same period a year earlier. Revenues for the second quarter of 2005 were $283.4 million, compared to revenues of $184.9 million for the second period in 2004.

For the six months ended June 30, 2005, the Company reported net income of $71.4 million, or $0.53 per share on a diluted basis, compared to a net loss of $21.5 million, or $0.17 per share on a diluted basis for the same period in 2004. Revenue for the six months ended June 30, 2005, was $542.2 [million], compared to $369.1 million for the first six months of 2004.

The improvement in operating results reflects a continuation of higher dayrates and rig utilization across the Company's entire fleet, and is indicative of the strength of the worldwide offshore drilling market. Results for the second quarter also reflect the sale of the cold-stacked semisubmersible Ocean Liberator in mid-June, 2005. The 600-ft. water-depth-rated unit was sold for $14.0 million, for which the Company recognized an after-tax gain of $5.9 million. This gain was largely offset by the after-tax write-off of $5.0 million of previously deferred loan origination fees related to Diamond Offshore's Zero Coupon Convertible debt, 96% of which was redeemed by the Company on June 6, 2005. The previously deferred fees are included as interest expense on the Company's Income Statement for the second quarter ended June 30, 2005.

The Company has entered into a Letter of Intent (LOI) to utilize the Ocean Endeavor in the Gulf of Mexico for a period of between two and four years, commencing when the rig is expected to be delivered from the shipyard in the first quarter of 2007. If a definitive agreement is executed, the rig could earn approximate total revenue of between $198 million and $355 million, depending upon the length of the contract selected by the operator. Actual revenues received could be reduced by various operating factors including utilization rates. The Endeavor, a Victory-class semisubmersible rig, is currently being upgraded in Singapore for ultra-deepwater service. The LOI is subject to customary conditions including execution of a definitive agreement.

Larry Dickerson, President and Chief Operating Officer, said, "Approximately 89% of Diamond Offshore's fleet is contracted or committed for the remainder of 2005, and we are currently booking significant work into 2006, with about 50% of our fleet contracted or committed for next year. Assuming fulfillment of these contracts and commitments, our total potential revenue commitment of $2.8 billion is now the largest dollar backlog we have ever experienced. We remain confident in the strength of our markets, and believe that our exposure to the market in late 2006 and 2007 will allow the Company to participate in any future market improvements."

Diamond Offshore provides contract drilling services to the energy industry around the globe and is a leader in deepwater drilling. The Company's fleet of 44 offshore drilling rigs consists of 29 semisubmersibles, 14 jack-ups and one drillship.

As previously announced, Diamond Offshore will provide a simulcast and rebroadcast of its second quarter 2005 earnings release conference call. The live broadcast of the Diamond Offshore Drilling, Inc. quarterly conference call will be available online at www.diamondoffshore.com on July 27, 2005, beginning at 9:00 a.m. Central Time. The online replay will follow immediately and continue for the remainder of the second calendar quarter after the original call. Please go to the web site at least 15 minutes before the broadcast to register, download and install any necessary audio software.

Statements in this press release contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, statements concerning commitments for drilling work or contracts, future dayrates, future contract revenues, the term and start date of future contracts, entry into definitive agreements, consummation of awarded contracts, satisfaction of conditions precedent, future growth in demand for equipment types or in any region, future cash flows, and future contracts. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated or projected, including, among others, the risk that a notification of contract award, letter of intent, or verbal contract commitment may not result in a binding contract, the risk that a binding contract could be terminated, the risk that the markets for the Company's services will not continue to improve, the risk that full rig utilization may not be achieved during a contract period, or the risk that factors outside of the Company's control may adversely impact the amount of profit realized from a contract. A discussion of additional risk factors that could impact these areas and the Company's overall business and financial performance can be found in the Company's reports and other filings with the Securities and Exchange Commission. These factors include, among others, general economic and business conditions, casualty losses, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond the Company's control. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

                                      ####

                DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                      (In thousands, except per share data)

                                                              THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                     JUNE 30,                     JUNE 30,
                                                            -------------------------------------------------------
                                                               2005          2004           2005           2004
                                                            ----------     ----------     ----------     ----------
REVENUES:
   Contract drilling ...................................    $  272,665     $  176,685     $  522,687     $  353,925
   Revenues related to reimbursable expenses ...........        10,734          8,261         19,470         15,219
                                                            ----------     ----------     ----------     ----------
        Total revenues .................................       283,399        184,946        542,157        369,144
                                                            ----------     ----------     ----------     ----------

 OPERATING EXPENSES:
   Contract drilling ...................................       162,489        133,483        310,703        268,161
   Reimbursable expenses ...............................         9,099          7,519         16,434         13,753
   Depreciation ........................................        45,978         44,554         91,450         89,074
   General and administrative ..........................         9,186          8,760         18,659         17,549
   (Gain) loss on sale of assets .......................        (8,250)           130         (7,992)          (195)
                                                            ----------     ----------     ----------     ----------
        Total operating expenses .......................       218,502        194,446        429,254        388,342
                                                            ----------     ----------     ----------     ----------

 OPERATING LOSS ........................................        64,897         (9,500)       112,903        (19,198)

 OTHER INCOME (EXPENSE):
   Interest income .....................................         6,128          3,114         11,896          4,682
   Interest expense ....................................       (15,756)        (6,373)       (25,323)       (12,727)
   Gain (loss) on sale of marketable securities ........            77            283         (1,197)           258
   Other, net ..........................................           445           (257)           870           (411)
                                                            ----------     ----------     ----------     ----------

 INCOME (LOSS) BEFORE INCOME TAX (EXPENSE) BENEFIT .....        55,791        (12,733)        99,149        (27,396)

 INCOME TAX (EXPENSE) BENEFIT ..........................       (14,509)         2,238        (27,749)         5,929
                                                            ----------     ----------     ----------     ----------

 NET INCOME (LOSS) .....................................    $   41,282     $  (10,495)    $   71,400     $  (21,467)
                                                            ==========     ==========     ==========     ==========

 INCOME (LOSS) PER SHARE:
   BASIC ...............................................    $     0.32     $    (0.08)    $     0.56     $    (0.17)
                                                            ==========     ==========     ==========     ==========
   DILUTED .............................................    $     0.31     $    (0.08)    $     0.53     $    (0.17)
                                                            ==========     ==========     ==========     ==========

 WEIGHTED AVERAGE SHARES OUTSTANDING:
   Shares of common stock ..............................       128,590        129,322        128,582        129,322
   Dilutive potential shares of common stock ...........         9,544             --          9,550             --
                                                            ----------     ----------     ----------     ----------
      Total weighted average shares outstanding ........       138,134        129,322        138,132        129,322
                                                            ==========     ==========     ==========     ==========

                DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
                              RESULTS OF OPERATIONS
                                   (Unaudited)
                                 (In thousands)

                                                     THREE MONTHS ENDED
                                                           JUNE 30,
                                                  -------------------------
                                                     2005          2004
                                                  ----------     ----------
REVENUES
  High Specification Floaters ................    $   97,579     $   59,088
  Other Semisubmersibles .....................       112,359         75,128
  Jack-ups ...................................        63,160         42,304
  Other ......................................          (433)           165
                                                  ----------     ----------
TOTAL CONTRACT DRILLING REVENUE ..............    $  272,665     $  176,685
                                                  ==========     ==========

REVENUES RELATED TO REIMBURSABLE EXPENSES ....    $   10,734     $    8,261
                                                  ==========     ==========

CONTRACT DRILLING EXPENSE
  High Specification Floaters ................    $   46,011     $   40,668
  Other Semisubmersibles .....................        80,873         67,960
  Jack-ups ...................................        32,751         24,082
  Other ......................................         2,854            773
                                                  ----------     ----------
TOTAL CONTRACT DRILLING EXPENSE ..............    $  162,489     $  133,483
                                                  ==========     ==========

REIMBURSABLE EXPENSES ........................    $    9,099     $    7,519
                                                  ==========     ==========

OPERATING INCOME (LOSS)
  High Specification Floaters ................    $   51,568     $   18,420
  Other Semisubmersibles .....................        31,486          7,168
  Jack-ups ...................................        30,409         18,222
  Other ......................................        (3,287)          (608)
  Reimbursables, net .........................         1,635            742
  Depreciation Expense .......................       (45,978)       (44,554)
  General and Administrative Expense .........        (9,186)        (8,760)
  Gain (loss) on Sale of Assets ..............         8,250           (130)
                                                  ----------     ----------
          Total Operating Income (Loss) ......    $   64,897     $   (9,500)
                                                  ==========     ==========


                DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)



                                                              JUNE 30,      DECEMBER 31,
                                                            ----------------------------
                                                               2005             2004
                                                            ------------    ------------
                                                             (unaudited)

ASSETS

Current assets:
     Cash and cash equivalents .........................    $    687,879    $    266,007
     Investments and marketable securities .............         302,335         661,849
     Accounts receivable ...............................         263,227         187,558
     Rig inventory and supplies ........................          47,631          47,590
     Prepaid expenses and other ........................          37,682          32,677
                                                            ------------    ------------
                  Total current assets .................       1,338,754       1,195,681

Drilling and other property and equipment, net of
     Accumulated depreciation ..........................       2,191,437       2,154,593
Other assets ...........................................          24,333          29,112
                                                            ------------    ------------
                  Total assets .........................    $  3,554,524    $  3,379,386
                                                            ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Current portion of long-term debt ................    $     12,818    $    484,102
      Accrued investment purchase ......................         299,633              --
      Other current liabilities ........................         126,125         129,805
                                                            ------------    ------------
                  Total current liabilities ............         438,576         613,907

Long-term debt:
       4.875% Senior Notes Due 2015 ....................         249,464              --
       Other long-term debt ............................         727,836         709,413
                                                            ------------    ------------
                  Total long-term debt .................         977,300         709,413

Deferred tax liability .................................         392,278         369,722

Other liabilities ......................................          62,006          60,516

Stockholders' equity ...................................       1,684,364       1,625,828
                                                            ------------    ------------
                  Total liabilities and stockholders'
                    equity .............................    $  3,554,524    $  3,379,386
                                                            ============    ============


                DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

                        AVERAGE DAYRATES AND UTILIZATION

                                         SECOND QUARTER                   FIRST QUARTER                   SECOND QUARTER
                                              2005                             2005                            2004
----------------------------------------------------------------------------------------------------------------------------------
                                    DAYRATE       UTILIZATION        DAYRATE       UTILIZATION        DAYRATE       UTILIZATION
----------------------------------------------------------------------------------------------------------------------------------
                                                                      (Dayrate in thousands)
HIGH SPECIFICATION FLOATERS           $122             88%             $109             96%             $98              66%
OTHER SEMISUBMERSIBLES                $73              87%             $ 65             83%             $55              71%
JACK-UPS                              $52              92%             $ 48             96%             $37              90%

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